UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2026

MOVING iMAGE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-40511	85-1836381
(Commission File Number)	(IRS Employer Identification No.)

17760 Newhope Street, Fountain Valley, CA	92708
(Address of Principal Executive Offices)	(Zip Code)

(714) 751‑7998
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.00001 par value	MITQ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

On February 2, 2026, the board of directors (the “Board”) of Moving iMage Technologies, Inc. (the “Company”) determined that the Company’s annual meeting of stockholders (the “Annual Meeting”) will be held on April 9, 2026, and will be held in person at the Company’s office located at 17760 Newhope Street, Fountain Valley, CA 92708. The record date for stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof is February 17, 2026.

Because the Annual Meeting date has been changed by more than 30 calendar days from the anniversary date of the previous year’s annual meeting (the “Prior Annual Meeting”), pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the deadline for stockholder nominations or proposals for consideration at the Annual Meeting set forth in the Company’s 2024 Annual Meeting proxy statement no longer applies. As such, the Company is filing this Current Report on Form 8-K to inform stockholders of this change and to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

Additionally, stockholders who wish to submit a proposal or director nomination for consideration at the Annual Meeting, other than pursuant to Rule 14a-8, must comply with the procedures set forth in the Company’s Amended and Restated Bylaws, including delivering proper notice in writing to the Company’s Secretary at its principal executive offices not later than the tenth (10th) day following the date of public disclosure of the date of the Annual Meeting.

Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must ensure that such proposal is delivered to or mailed to and received by the Company’s Secretary at 17760 Newhope Street, Fountain Valley, CA 92708, not later than the close of business on February 18, 2026, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its notice and access of proxy materials. Such proposals must comply with all applicable procedures and requirements of Rule 14a-8. Any stockholder who intends to submit a director nomination or who intends to submit a proposal regarding any other matter of business at the Annual Meeting other than in accordance with Rule 14a-8 or otherwise must similarly make sure that such nomination or proposal and related notice, including any notice on Schedule 14N, comply with the rules and regulations promulgated under the Exchange Act and the Company’s Amended and Restated Bylaws, and are delivered to, or mailed and received at, the Company’s principal executive offices on or before the close of business on February 18, 2026. Any director nominations and stockholder proposals received after the February 18, 2026, deadline will be considered untimely and will not be considered for inclusion in the proxy material for the Annual Meeting nor will it be considered at the Annual Meeting.

In addition, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than February 8, 2026, which is 60 calendar days prior to the Annual Meeting.

All stockholder proposals must be received by the Company at its principal executive offices located at 17760 Newhope Street, Fountain Valley, CA 92708 addressed to the Secretary of the Company and must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving iMage Technologies, Inc.

Date: February 6, 2026	By:	/s/ William Greene
	Name:	William Greene
	Title:	Chief Financial Officer